                                                                    Exhibit 4.14







                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                             BAC Capital Trust [__]

                          Dated as of [________, ____]

                             CROSS-REFERENCE TABLE*

         Section of
         Trust Indenture Act                                     Section of
         of 1939, as amended                                     Declaration
         -------------------                                     -----------

         310(a)..............................................    4.1(a)
         310(c)..............................................    Inapplicable
         311(c)..............................................    Inapplicable
         312(a)..............................................    2.2(a)
         312(b)..............................................    2.2(b)
         313.................................................    2.3
         314(a)..............................................    2.4
         314(b)..............................................    Inapplicable
         314(c)..............................................    2.5
         314(d)..............................................    Inapplicable
         314(f)..............................................    Inapplicable
         315(a)..............................................    3.1(d)
         315(c)..............................................    3.1(c)
         315(d)..............................................    3.1(d)
         _________________

* This Cross-Reference Table does not constitute part of the Capital Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                 ARTICLE 1
                                      DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions and Interpretation......................................................       1

                                                 ARTICLE 2
                                            TRUST INDENTURE ACT

SECTION 2.1    Trust Indenture Act; Application....................................................       5
SECTION 2.2    Lists of Holders of Securities......................................................       5
SECTION 2.3    Reports by the Capital Securities Guarantee Trustee.................................       5
SECTION 2.4    Periodic Reports to Capital Securities Guarantee Trustee............................       5
SECTION 2.5    Evidence of Compliance with Conditions Precedent....................................       5
SECTION 2.6    Events of Default; Waiver...........................................................       6
SECTION 2.7    Event of Default; Notice............................................................       6
SECTION 2.8    Conflicting Interests...............................................................       6

                                                 ARTICLE 3
                     POWERS, DUTIES AND RIGHTS OF CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1    Powers and Duties of the Capital Securities Guarantee Trustee.......................       6
SECTION 3.2    Certain Rights of Capital Securities Guarantee Trustee..............................       8
SECTION 3.3    Not Responsible for Recitals or Issuance of Capital Securities Guarantee............      10

                                                 ARTICLE 4
                                   CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1    Capital Securities Guarantee Trustee; Eligibility...................................      10
SECTION 4.2    Appointment, Removal and Resignation of Capital Securities Guarantee Trustee........      11

                                                 ARTICLE 5
                                                 GUARANTEE

SECTION 5.1    Guarantee...........................................................................      12
SECTION 5.2    Waiver of Notice and Demand.........................................................      12
SECTION 5.3    Obligations Not Affected............................................................      12
SECTION 5.4    Rights of Holders...................................................................      13
SECTION 5.5    Guarantee of Payment................................................................      13
SECTION 5.6    Subrogation.........................................................................      13
SECTION 5.7    Independent Obligations.............................................................      14

                                                 ARTICLE 6
                                 LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions..........................................................      14
SECTION 6.2    Ranking.............................................................................      14

                                                 ARTICLE 7
                                                TERMINATION

SECTION 7.1    Termination.........................................................................      15

                                TABLE OF CONTENTS

                                    ARTICLE 8
                                 INDEMNIFICATION

SECTION 8.1    Exculpation..............................................   15
SECTION 8.2    Indemnification..........................................   15

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.1    Successors and Assigns...................................   16
SECTION 9.2    Amendments...............................................   16
SECTION 9.3    Notices..................................................   16
SECTION 9.4    Benefit..................................................   17
SECTION 9.5    Governing Law............................................   17

                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of [_______, ____], is executed and delivered by BANK OF AMERICA CORPORATION, a Delaware corporation (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of BAC Capital Trust [__], a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of [________, ____], among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof _________ Capital Securities representing undivided preferred beneficial interests in the assets of the Issuer, having an aggregate liquidation amount of $[__], designated the___% Capital Securities (the "Capital Securities");

                  WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                  WHEREAS, the Guarantor also is executing and delivering a guarantee agreement (the "Common Securities Guarantee") for the benefit of the holders of the Common Securities (as defined herein);

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions and Interpretation.
                  ------------------------------

                  In this Capital Securities Guarantee, unless the context otherwise requires:

                  (a) Capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
                           Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee;

                  (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule
                   ---------
405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Authorized Officer" means the Chief Executive Officer,
                   ------------------
President, Chief Financial Officer, any Vice President, Treasurer, Assistant Treasurer, Associate General Counsel or other person authorized to bind a person.

                  "Business Day" means any day other than a day on which federal
                   ------------
or state banking institutions in New York, New York or Charlotte, North Carolina are authorized or obligated by law, executive order or regulation to close.

                  "Capital Securities Guarantee Trustee" means The Bank of New
                   ------------------------------------
York, a New York banking corporation, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

                  "Capital Securities" means the total number of ___% Capital
                   ------------------
Securities (liquidation amount $[__] per Capital Security) issued pursuant to the Declaration representing undivided preferred beneficial interests in the assets of the Issuer.

                  "Common Securities" means the securities representing
                   -----------------
undivided common beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" means the office of the Capital
                   ----------------------
Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21 West, New York, New York 10286.

                  "Covered Person" means any Holder or beneficial owner of
                   --------------
Capital Securities.

                  "Event of Default" means a default by the Guarantor on any of
                   ----------------
its payments or other obligations under this Capital Securities Guarantee.

                  "Guarantee Payments" means the following payments or
                   ------------------
distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, (ii) the applicable Redemption Price to the extent the Issuer has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Notes to the Holders in exchange for Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default under, and as defined in, the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments under the Capital Securities Guarantee.

                  "Holder" shall mean any holder, as registered on the books and
                   ------
records of the Issuer, of any Capital Securities; provided, however, that in
                                                  --------  -------
determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Capital Securities Guarantee
                   ------------------
Trustee, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

                  "Indenture" means the Indenture dated as of October 1, 2001
                   ---------
among the Guarantor (the "Note Issuer") and The Bank of New York, as trustee, together with any Board Resolution (as defined in the Indenture) or any indenture supplemental thereto, pursuant to which certain subordinated debt securities of the Note Issuer are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Majority in liquidation amount of the Securities" means,
                   ------------------------------------------------
except as provided by the Trust Indenture Act, a vote by Holder(s) of Capital Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation, dissolution or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.

                  "Notes" means the series of junior subordinated debt
                   -----
securities of the Guarantor designated the ____% Junior Subordinated Deferrable Interest Notes due [_____] held by the Property Trustee of the Issuer on behalf of the Trust.

                  "Officers' Certificate" means, with respect to any Person, a
                   ---------------------
certificate signed by an Authorized Officer of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has bee complied with.

                  "Person" means a legal person, including any individual,
                   ------
corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the Capital
                   -------------------
Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Securities Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Capital Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor Capital Securities Guarantee Trustee" means a
                   ----------------------------------------------
successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939,
                   -------------------
as amended.

                  "Trust Securities" means the Common Securities and the Capital
                   ----------------
Securities.

                                   ARTICLE 2
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application.
                  --------------------------------

                  (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2       Lists of Holders of Securities.
                  ------------------------------

     (a) The Guarantor shall provide the Capital Securities Guarantee Trustee with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of such date, (i) within 10 days after each record date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 10 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such
         --------
List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Capital Securities Guarantee Trustee.
                  ---------------------------------------------------

                  Within 60 days after March 31 of each year, the Capital Securities Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee also shall comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to Capital Securities Guarantee Trustee.
                  --------------------------------------------------------

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information, if any, as required by Section 314 and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5       Evidence of Compliance with Conditions Precedent.
                  ------------------------------------------------

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital

Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Events of Default; Waiver.
                  -------------------------

                  The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7       Event of Default; Notice.
                  ------------------------

                  (a) The Capital Securities Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

                  (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice thereof, or unless a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

SECTION 2.8       Conflicting Interests.
                  ---------------------

                  The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE 3
                          POWERS, DUTIES AND RIGHTS OF
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Capital Securities Guarantee Trustee.
                  -------------------------------------------------------------

                  (a) This Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee

Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

                  (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                      (A) the duties and obligations of the Capital Securities
                  Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

                      (B) in the absence of bad faith on the part of the Capital
                  Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

                  (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee; and

                  (iv) no provision of this Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Capital Securities Guarantee Trustee.
                  ------------------------------------------------------

                  (a)   Subject to the provisions of Section 3.1:

                  (i) The Capital Securities Guarantee Trustee may rely conclusively, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

                  (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.

                  (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital

         Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

                  (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3       Not Responsible for Recitals or Issuance of Capital Securities
                  --------------------------------------------------------------
Guarantee.
---------

                  The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.

                                   ARTICLE 4
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1       Capital Securities Guarantee Trustee; Eligibility.
                  -------------------------------------------------

                  (a) There shall at all times be a Capital Securities Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as a trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

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                  (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2       Appointment, Removal and Resignation of Capital Securities
                  -----------------------------------------------------------
Guarantee Trustee.
-----------------

                  (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

                  (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

                  (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

                  (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

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

                                    ARTICLE 5
                                    GUARANTEE

SECTION 5.1       Guarantee.
                  ---------

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2       Waiver of Notice and Demand.
                  ---------------------------

                  The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected.
                  ------------------------

                  The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Notes or any extension of the maturity date of the Notes permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Capital Securities;

               (f) any failure or omission to receive any regulatory approval or consent required in connection with the Common Securities or Capital Securities, including the failure to receive any approval of the Board of Governors of the Federal Reserve System required in connection with the Capital Securities;

               (g) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

               There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4    Rights of Holders.
               -----------------

               (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee.

               (b) If the Capital Securities Guarantee Trustee fails to enforce such Capital Securities Guarantee, any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5    Guarantee of Payment.
               --------------------

               This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6    Subrogation.
               -----------

               The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7    Independent Obligations.
               -----------------------

               The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

                                    ARTICLE 6
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions.
               --------------------------

               So long as any Capital Securities remain outstanding, if there shall have occurred and be continuing an Event of Default under this Capital Securities Guarantee, an Event of Default or a Nonpayment under the Declaration or during an Extended Interest Payment Period (as defined in the Indenture), then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, or (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock of the Guarantor or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing or (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Notes.

SECTION 6.2    Ranking.
               -------

               This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities (including trust preferred securities) or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                                    ARTICLE 7
                                   TERMINATION

SECTION 7.1   Termination.
              -----------

              This Capital Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Capital Securities, (ii) upon the distribution of the Notes to the Holders of all of the Capital Securities, or
(iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation or dissolution of the Issuer. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.

                                    ARTICLE 8
                                 INDEMNIFICATION

SECTION 8.1   Exculpation.
              -----------

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2   Indemnification.
              ---------------

              The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.1   Successors and Assigns.
              ----------------------

              All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.

SECTION 9.2   Amendments.
              ----------

              Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Capital Securities. The provisions of Section
12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3   Notices.
              -------

              All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

       (a) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Capital Securities):

                    The Bank of New York
                    101 Barclay Street, 21 West
                    New York, New York 10286
                    Attention: Corporate Trust Trustee Administration
                    Telecopy:  (212)815-5915

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities):

                    Bank of America Corporation
                    Bank of America Corporate Center
                    100 North Tryon Street
                    NC1-007-23-01
                    Charlotte, North Carolina 28255
                    Attention: Corporate Treasury
                    Telecopy:  (704) 386-0270

        (c) If given to any Holder of Capital Securities, at the address set forth on the books and records of the Issuer.

               All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4    Benefit.
               -------

               This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.5    Governing Law.
               ------------

               THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                              BANK OF AMERICA CORPORATION, as Guarantor

                              By: ________________________________________
                                  Name:  Karen A. Gosnell
                                  Title: Senior Vice President

                              THE BANK OF NEW YORK, as Capital Securities
                              Guarantee Trustee

                              By: ________________________________________
                                  Name:
                                  Title:

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